Exhibit 99.1

Proteomedix AG

Financial Statements

and

Independent Auditors’ Report

For the Years Ended December 31, 2022 and 2021

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Proteomedix AG

Schlieren, Zurich

Switzerland

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Proteomedix AG (the “Company”) as of December 31, 2022 and 2021, the related statements of loss and comprehensive loss, stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Zurich, Switzerland, February 14, 2024

BDO AG

/s/ Christoph Tschumi	/s/ Marc Furlato

We have served as the Company’s auditor since 2023.

Proteomedix AG

Balance Sheets

As of December 31, 2022 and 2021

ASSETS	2022	2021
Current assets
Cash and cash equivalents	$470,156	$2,546,801
Accounts receivable	236,683	96,211
Inventory	95,810	110,584
Prepaid expenses and other current assets	26,280	85,632
Total current assets	828,929	2,839,228

Property and equipment	40,130	54,003
Right of use asset	202,739	-
Total assets	$1,071,798	$2,893,231

LIABILITIES AND STOCHOLDERS’ DEFICIT
Current Liabilities
Convertible notes payable	$4,241,942	$-
Accrued expenses	510,578	504,766
Operating lease liability, current	67,546	-
Total current liabilities	4,820,066	504,766

Non-current liabilities
Convertible notes payable	1,406,289	5,726,368
Note payable	108,176	164,509
Pension benefit obligation	393,640	798,476
Operating lease liability	135,193	-
Total liabilities	6,863,364	7,194,119

Commitments and contingencies (Note 5)

Stockholders’ deficit
Common stock par value 1 CHF, authorized 590,951 shares, outstanding 412,572 and 412,572 as of December 31, 2022 and 2021, respectively	466,555	466,555
Additional paid-in-capital	20,377,905	20,000,916
Accumulated comprehensive (loss) income	606,583	431,677
Accumulated deficit	(27,242,609)	(25,200,036)
Total stockholders’ deficit	(5,791,566)	(4,300,888)
Total liabilities and stockholders’ deficit	$1,071,798	$2,893,231

The accompanying notes are an integral part of these financial statements.

Proteomedix AG

Statements of Comprehensive Loss

For the years ended December 31, 2022 and 2021

	2022	2021

Revenue	$392,460	$140,600

Cost of goods sold	48,429	31,977

Gross profit	344,031	108,623

Operating expenses
Marketing and business development	240,298	200,096
Research and development	393,274	312,586
General and administrative	1,671,960	1,766,843
Depreciation	17,492	36,866
Total operating expenses	2,323,024	2,316,391

Loss from operations	(1,978,993)	(2,207,768)

Other income (expense)
Interest expense	(63,580)	(41,536)
Total other income (expenses)	(63,580)	(41,536)

Net loss before provision for income taxes	(2,042,573)	(2,249,304)

Provision for income taxes	-	-

Net loss	(2,042,573)	(2,249,304)

Other comprehensive (loss) income

Benefit pension obligation changes	179,892	397,709

Foreign currency translation adjustment	(4,986)	32,837

Total other comprehensive (loss) income	174,906	430,546

Comprehensive loss	$(1,867,667)	$(1,818,758)

The accompanying notes are an integral part of these financial statements.

Proteomedix AG

Statement of Stockholders’ Deficit

For the years ended December 31, 2022 and 2021

			Additional	Accumulated		Total
	Common Stock		Paid In	Comprehensive	Accumulated	Stockholders’
	Shares	Par Value	Capital	(Loss) Income	Deficit	Deficit

Balance at December 31, 2020	412,572	$466,555	$19,928,271	$1,131	$(22,950,732)	$(2,554,775)

Change in pension benefit obligation	-	-	-	397,709	-	397,709

Stock based compensation	-	-	72,645	-	-	72,645

FX translation adjustment	-	-	-	32,837	-	32,837

Net loss	-	-	-	-	(2,249,304)	(2,249,304)

Balance at December 31, 2021	412,572	466,555	20,000,916	431,677	(25,200,036)	(4,300,888)

Change in pension benefit obligation	-	-	-	179,892	-	179,892

Stock based compensation	-	-	376,989	-	-	376,989

FX translation adjustment	-	-	-	(4,986)	-	(4,986)

Net loss	-	-	-	-	(2,042,573)	(2,042,573)

Balance at December 31, 2022	412,572	$466,555	$20,377,905	$606,583	$(27,242,609)	$(5,791,566)

The accompanying notes are an integral part of these financial statements.

Proteomedix AG

Statements of Cash Flows

For the years ended December 31, 2022 and 2021

	2022	2021
Operating activities
Net Loss	$(2,042,573)	$(2,249,304)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization	17,492	36,866
Stock based compensation	376,989	72,645
Net periodic benefit cost	(224,944)	(40,881)
Changes in operating assets and liabilities:
Accounts receivable	(140,472)	(32,009)
Inventory	14,774	19,522
Prepaid expenses and other current assets	59,352	(16,734)
Accrued expenses	5,812	(29,661)
Cash used in operating activities	(1,933,570)	(2,239,556)

Investing activities:

Cash used in investing activities	-	-

Financing activities:
Issuance (repayment) of notes payable	(50,000)	-
Issuance of convertible notes payable	-	3,277,170
Cash (used in) provided by financing activities	(50,000)	3,277,170

FX effect on cash	(93,075)	(26,488)

Net change in cash and cash equivalents	(2,076,645)	1,011,126

Cash and cash equivalents-Beginning of the year	2,546,801	1,535,675
Cash and cash equivalents-End of year	$470,156	$2,546,801

Supplemental cash flow disclosures

Interest paid	$2,621	$2,735
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

Proteomedix AG

Notes to Financial Statements

Note 1 – Organization and Nature of Business

Proteomedix AG (the “Company”) is a healthcare company whose mission is to transform prostate cancer diagnosis. Proteomedix has identified novel biomarker signatures with utility in prostate cancer diagnosis, prognosis and therapy management. The lead product Proclarix® is a blood-based prostate cancer test panel and risk score currently available in Europe and expected to be available in the U.S. in the near future. Proteomedix is located in the Bio-Technopark of Zurich-Schlieren, Switzerland.

On December 15, 2023, the Company was acquired by Onconetix, Inc. (formerly Blue Water Biotech, Inc) (the “Parent”). The Parent issued stock of its common stock in exchange for 100% of the outstanding voting equity of the Company. See Note 10.

Note 2 – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended December 31, 2022, the Company had an accumulated deficit of approximately $27,200,000, a net loss of approximately $2,042,000, and net cash used in operating activities of approximately $1,934,000, with approximately $392,000 in revenue recognized, and a lack of profitable operational history. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern for the 12 months following the issuance of these financial statements.

While the Company is attempting to generate greater revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds from its Parent to sustain operations until such time as revenues are sufficient to support the Company’s operations. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and the ability of its Parent to provide additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and obtaining additional funding from its Parent as needed.

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S GAAP”), which require the recognition and disclosure of foreign currency translation adjustments resulting from the translation of financial statements denominated in currencies other than the U.S. Dollar.

The functional currency of the Company is the Swiss Franc. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the date of the transaction. The resulting translation adjustments are recorded as a separate component of accumulated other comprehensive income (loss).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. The most significant estimates in the Company’s financial statements relate to valuation of inventory, stock-based compensation, pension benefit obligations, and the valuation allowance of deferred tax assets resulting from net operating losses. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations will be affected.

Proteomedix AG

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies (cont.)

Segment Information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The Company operates in one segment which is consistent with the financial information regularly reviewed by the CODM for purposes of evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting for future periods.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company has defined cash and cash equivalents as all cash in banks and highly liquid investments available for current use with an initial maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of December 31, 2022 or 2021.

The Company maintains its cash balances at financial institutions that are insured by Swiss Financial Market Supervisory Authority (“FINMA”). The Company’s cash balances may at times exceed the insurance provided by FINMA. The Company has not experienced any losses on these accounts and management does not believe that the Company is exposed to any significant risks related to excess deposits.

Accounts Receivable

The Company performs periodic credit evaluations of its customers’ financial condition and extends credit to virtually all of its customers on an uncollateralized basis. Credit losses to date have been insignificant and within management’s expectations. The Company provides an allowance for doubtful accounts that is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal accounts receivable are due 30 days after the issuance of the invoice. Receivables are considered delinquent based on management’s assessment of the individual balance. Delinquent receivables are evaluated for collectability based on individual credit evaluation and specific circumstances of the customer. As of December 31, 2022 and 2021, the Company’s allowance for doubtful accounts was nil, respectively. The Company did not write off any accounts receivable against the allowance for doubtful accounts during the years ended December 31, 2022 and 2021. As of December 31, 2022 and 2021, substantially all of the Company’s accounts receivable are due from a single customer.

Inventories

Inventories consist of raw materials and finished goods. Inventories are stated at the lower of cost or net realizable value, with cost determined on a first-in, first-out basis. The Company periodically reviews the composition of inventory in order to identify excess, obsolete, slow-moving or otherwise non-saleable items taking into account anticipated future sales compared with quantities on hand, and the remaining shelf life of goods on hand. If non-saleable items are observed and there are no alternate uses for the inventory, the Company records a write-down to net realizable value in the period that the decline in value is first recognized. The Company had no inventory reserves as of December 31, 2022 and 2021.

The Company’s inventory consisted of the following at the respective balance sheet dates:

	2022	2021
Raw materials	$48,408	$52,942
Finished goods	47,402	57,641
Total	$95,810	$110,583

Proteomedix AG

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies (cont.)

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable (a “triggering event”). Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the long-lived asset in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. During the years ended December 31, 2022 and 2021, the Company did not identify any impairments related to its long-lived assets.

Property and Equipment

Property and equipment consists of computers and office furniture and fixtures, all of which are recorded at cost. Depreciation is recorded using the straight-line method over the respective useful lives of the assets ranging from two to ten years. Long-lived assets are reviewed for impairment whenever events or circumstances indicate that the carrying amount of these assets may not be recoverable. Upon the retirement or other disposition of property and equipment, the related cost and accumulated depreciation are charged to operations. A summary of the estimated useful lives is a s follows:

Description	Estimated Useful Life
Computers	3 years
Office furniture and fixtures	2 to 10 years

The following table summarizes the Company’s property and equipment, net of accumulated depreciation, as of December 31, 2022 and 2021, by significant class.

Class	2022	2021
Computers	$79,199	$75,311
Office furniture and fixtures	341,318	346,040
Less: accumulated depreciation	(380,387)	(367,348)
Total	$40,130	$54,003

Depreciation expense for the years ended December 31, 2022 and 2021, was $17,492 and $36,866, respectively.

Lease Accounting.

The Company regularly evaluates whether a contract meets the definition of a lease whenever a contract grants it the right to control the use of an identified asset for a period in exchange for consideration. The Company’s lease agreement consists of office space. This lease generally contains an initial term of two years and with renewals options. If the Company’s lease agreement includes renewal option periods, the Company includes such renewal options in its calculation of the estimated lease term when it determines the options are reasonably certain to be exercised. When such renewal options are deemed to be reasonably certain, the estimated lease term determined under ASC 842 will be greater than the non-cancelable term of the contractual arrangement.

The Company classifies its lessee arrangements at inception as either operating leases or financing leases. A lease is classified as a financing lease if at least one of the following criteria is met: (1) the lease transfers ownership of the underlying asset to the lessee, (2) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise, (3) the lease term is for a major part of the remaining economic life of the underlying asset, (4) the present value of the sum of the lease payments equals or exceeds substantially all of the fair value of the underlying asset, or (5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. A lease is classified as an operating lease if none of the five criteria described above for financing lease classification is met. The Company has no financing leases as of December 31, 2022 or 2021.

Proteomedix AG

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies (cont.)

ROU assets associated with operating leases are included in “Right of Use Asset” on the Company’s balance sheets. Current and long-term portions of lease liabilities related to operating leases are included in ‘operating lease liability, current’ and ‘operating lease liability’ on the Company’s balance sheets as of December 31, 2022 and 2021. ROU assets represent the Company’s right to use an underlying asset for the estimated lease term and lease liabilities represent the Company’s present value of its future lease payments. In assessing its lease and determining its lease liability at lease commencement or upon modification, the Company was not able to readily determine the rate implicit for its lessee arrangements, and thus has used its incremental borrowing rate on a collateralized basis to determine the present value of the lease payments. The Company’s ROU asset is measured as the balance of the lease liability plus or minus any prepaid or accrued lease payments and any unamortized initial direct costs. Operating lease expenses are recognized on a ratable basis, regardless of whether the payment terms require the Company to make payments annually, quarterly, monthly, or for the entire term in advance. If the payment terms include fixed escalator provisions, the effect of such increases is recognized on a straight-line basis. The Company calculates the straight-line expense over the contract’s estimated lease term, including any renewal option periods that the Company deems reasonably certain to be exercised and recognizes this as lease expense within ‘general and administrative’ in the accompanying statements of comprehensive loss. See Note 5 for further information regarding the Company’s lease.

Research and Development Costs

Research and development expenses are those costs incurred in the discovery, design, and development of new products, processes, or services, as well as the enhancement of existing products. Research and development costs are expensed as incurred unless such costs have an alternative future use. These costs include, but are not limited to, salaries, wages, benefits, materials, equipment, and overhead directly attributable to the research and development activities.

Collaborative Agreements

The Company periodically enters into strategic alliance agreements with counterparties to produce products and/or provide services to customers. Alliances created by such agreements are not legal entities, have no employees, no assets and have no true operations. These arrangements create contractual rights and the Company accounts for these alliances as a collaborative arrangement by reporting costs incurred and reimbursements received from transactions within research and development expense within the statements of comprehensive loss.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when management assesses that it is probable that a liability has been incurred and the amount can be reasonably estimated.

Share Based Compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with Financial Accounting Standard Board (“FASB”) Account Standard Codification (“ASC”) 718, “Compensation – Stock Compensation”. Costs are measured at the estimated fair value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 718, “Compensation – Stock Compensation”.

Proteomedix AG

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies (cont.)

Income Taxes

In accordance with ASC 740, “Income Taxes,” the Company provides for the recognition of deferred tax assets if realization of such assets is more likely than not. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

In addition, the Company’s management performs an evaluation of all uncertain income tax positions taken or expected to be taken in the course of preparing the Company’s income tax returns to determine whether the income tax positions meet a “more likely than not” standard of being sustained under examination by the applicable taxing authorities. This evaluation is required to be performed for all open tax years, as defined by the various statutes of limitations, for federal and state purposes. If the Company has interest or penalties associated with insufficient taxes paid, such expenses are reported in income tax expense.

Revenue Recognition

Effective on January 1, 2021, the Company adopted ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). Pursuant to ASC 606, revenues are recognized when control of services performed is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those services. ASC 606 provides for a five-step model that includes:

(i)	identifying the contract with a customer,
(ii)	identifying the performance obligations in the contract,
(iii)	determining the transaction price,
(iv)	allocating the transaction price to the performance obligations, and
(v)	recognizing revenue when, or as, an entity satisfies a performance obligation.

Product Sales

The Company derives revenue through sales of its products directly to end users and to distributors. The Company sells its products to customers including laboratories, hospitals, medical centers, doctors and distributors. The Company considers customer purchase orders, which in some cases are governed by master sales agreements or standard terms and conditions, to be the contracts with a customer. For each contract, the Company considers the promise to transfer products, each of which are distinct, to be the identified performance obligations. In determining the transaction price the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which it expects to be entitled. The Company fulfils its performance obligation applicable to product sales once the product is transferred to the customer.

Development Services

The Company provides a range of services to life sciences customers referred to as “Development Services” including testing for biomarker discovery, assay design and development. These Development Services are performed under individual statement of work (“SOW”) arrangements with specific deliverables defined by the customer. Development Services are generally performed on a time and materials basis. During the performance and through completion of the service to the customer in accordance with the SOW, we have the right to bill the customer for the agreed upon price and we recognize the Development Services revenue over the period estimated to complete the SOW. We generally identify each SOW as a single performance obligation.

Proteomedix AG

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies (cont.)

Completion of the service and satisfaction of the performance obligation under a SOW is typically evidenced by access to the data or test made available to the customer or any other form or applicable manner of delivery defined in the SOW. However, for certain SOWs under which work is performed pursuant to the customer’s highly customized specifications, we have the enforceable right to bill the customer for work completed, rather than upon completion of the SOW. For those SOWs, we recognize revenue over a period of time during which the work is performed based on the expended efforts (inputs). As the performance obligation under the SOW is satisfied, any amounts earned as revenue and billed to the customer are included in accounts receivable. Any revenues earned but not yet billed to the customer as of the date of the financial statements are recorded as contract assets and are included in prepaids and other current assets as of the financial statement date. Amounts recorded in contract assets are reclassified to accounts receivable in our financial statements when the customer is invoiced according to the billing schedule in the contract.

In circumstances where a SOW includes variable consideration component, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method, depending on which method is expected to better predict the amount of consideration to which the Company will be entitled. The value of variable consideration is included in the transaction price if, and to the extent, it is probable that a significant reversal of the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. These estimates are reassessed each reporting period, as required, and any adjustment required is recorded on a cumulative catch-up basis, which would affect revenue and net income in the period of adjustment.

The following table disaggregates the Company’s revenues by type for the years ended December 31, 2022 and 2021.

	Recognition Method	2022	2021
Product sales	Point in time	$79,085	$55,311
Development services	Over time	313,375	85,289
		$392,460	$140,600

Fair Value Measurement

ASC Topic 820, “Fair Value Measurement”, requires that certain financial instruments be recognized at their fair values at our balance sheet dates. However, other financial instruments, such as debt obligations, are not required to be recognized at their fair values, but U.S. GAAP provides an option to elect fair value accounting for these instruments. U.S. GAAP requires the disclosure of the fair values of all financial instruments, regardless of whether they are recognized at their fair values or carrying amounts in our balance sheets. For financial instruments recognized at fair value, U.S. GAAP requires the disclosure of their fair values by type of instrument, along with other information, including changes in the fair values of certain financial instruments recognized in income or other comprehensive income. For financial instruments not recognized at fair value, the disclosure of their fair values is provided below under “Financial Instruments”.

Nonfinancial assets, such as property and equipment, and nonfinancial liabilities are recognized at their carrying amounts in the Company’s balance sheets. GAAP does not permit nonfinancial assets and liabilities to be remeasured at their fair values. However, GAAP requires the remeasurement of such assets and liabilities to their fair values upon the occurrence of certain events, such as the impairment of property, plant and equipment. In addition, if such an event occurs, GAAP requires the disclosure of the fair value of the asset or liability along with other information, including the gain or loss recognized in income in the period the remeasurement occurred.

The Company did not have any assets or liabilities at December 31, 2022 and 2021 which required remeasurement at the respective reporting periods.

Proteomedix AG

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies (cont.)

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable and accounts payable, and are accounted for under the provisions of ASC Topic 825, “Financial Instruments”. The carrying amount of these financial instruments, as reflected in the financial statements approximates fair value.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”.

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments as follows: Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. Proceeds from these convertible notes are reported under the financing section of the statements of cash flows. During the years ended December 31, 2022 and 2021, the Company did not have any conversion options which required bifurcation from the host instrument.

Defined Benefit Pension Plan

The Company sponsors a defined benefit pension plan (the “Plan”) covering eligible employees. The Plan provides retirement benefits based on employees’ years of service and compensation levels. The Company recognizes an asset for such plan’s overfunded status or a liability underfunded status in its balance sheets. Additionally, the Company measures its plan’s assets and obligations that determine its funded status as of the end of the year and recognizes the changes in the funded status in the year in which the changes occur. Those changes are reported in ‘accumulated other comprehensive loss. The Company uses actuarial valuations to determine its pension and postretirement benefit costs and credits. The amounts calculated depend on a variety of key assumptions, including discount rates and expected return on plan assets. Current market conditions are considered in selecting these assumptions.

The Company’s pension plans are generally valued using the net asset value (NAV) per share as a practical expedient for fair value provided certain criteria are met. The NAVs are determined based on the fair values of the underlying investments in the funds. In circumstances where the criteria are not met, fair is determined based on the underlying market in which the funds are traded which is generally considered to be an active market.

Recently Issued Accounting Standards

During the period ended December 31, 2022, and subsequently, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU: (1) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, “Debt: Debt with Conversion and Other Options,” that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (2) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (3) revises the guidance in ASC 260, “Earnings Per Share,” to require entities to calculate diluted EPS for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. For SEC filers, excluding smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2021 including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. For all other entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The Company adopted the ASU 2020-06 on January 1, 2021. The adoption of this standard did not have a material impact on the Company’s financial statements.

Proteomedix AG

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies (cont.)

Subsequent Events

The Company has evaluated all transactions through the date the financial statements were issued for subsequent event disclosure consideration. See Note 10.

Note 4 – Debt

On March 3, 2010, the Company received a loan from Venture Kick in the amount of 100,000 CHF. This loan bears no interest, is unsecured and may be cancelled by the Company at its discretion. This loan is subordinated to the Company’s other unsubordinated debt. The loan was to be used solely for business development and the Company may, at its sole discretion, contribute funds back to Venture Kick to enable that organization to continue its efforts. As of December 31, 2022 and 2021 the balance outstanding was approximately $108,000 and $115,000, respectively.

On June 23, 2020, Company entered a convertible note payable with a financial institution and shareholder of the Company for CHF 550,000 with an interest rate of 0.50% per annum and a maturity of September 30, 2024. The note provides the holder with an optional conversion feature in the event of an equity financing of the Company. The conversion price in the event of an equity financing is at a 20% discount the share price from the financing. The holder is also entitled to convert the note upon the occurrence of a sale of the Company or at maturity of the note in both cases without a discount. This note was unsubordinated until January 10, 2023, at which point it was also subordinated to all other unsubordinated debts. The interest rate was changed to 2.50% as of May 1, 2023. As of December 31, 2022 and 2021, the outstanding balance on this note was approximately $541,000 and $548,000, respectively. The Company additionally obtained a COVID-19 loan with such financial institution on April 16, 2020, in the amount of CHF 50,000 with an interest rate of 0%. As of December 31, 2021, the balance outstanding was approximately $50,000. Such loan was subsequently fully repaid as of April 2022.

On June 23, 2020, Company entered into a series of convertible notes payable with certain shareholders of the Company for CHF 800,000 with an interest rate of 0.50% per annum and a maturity of September 30, 2024. The note provides the holder with an optional conversion feature in the event of an equity financing greater than CHF 1,000,000. The conversion price in the event of an equity financing is at a 20% discount the share price from the financing. The holder is also entitled to convert the note upon the occurrence of a sale of the Company or at maturity of the note in both cases without a discount. These notes payable are subordinated to the Company’s other unsubordinated debt. As of December 31, 2022 and 2021, the outstanding balance on these notes was approximately $865,000 and $877,000, respectively.

On October 26, 2020, Company entered into a series of convertible notes payable with certain members of the board of directors (Note 8) in the total amount of CHF 161,250 with an interest rate of 0.25% and a maturity of December 31, 2023. The note provides the holder with an optional conversion feature at a discount of 20% in the event of an equity financing greater than CHF 1,000,000. The holder is also entitled to convert the note upon the occurrence of a sale of the Company or at maturity of the note in both cases without a discount. These notes payable are subordinated to the Company’s other unsubordinated debt. As of December 31, 2022 and 2021, the outstanding balance on these notes was approximately $174,000 and $177,000, respectively.

Proteomedix AG

Notes to Financial Statements

Note 4 – Debt (cont.)

On November 23, 2020, Company entered into a series of convertible notes payable with certain shareholders of the Company in the total amount of CHF 760,080 with an interest rate of 5% and a maturity of December 31, 2023. The note provides the holder with an optional conversion feature at a discount of 30% in the event of an equity financing greater than CHF 1,000,000. The holder is also entitled to convert the note upon the occurrence of a sale of the Company or at maturity of the note in both cases without a discount. These notes payable are subordinated to the Company’s other unsubordinated debt. As of December 31, 2022 and 2021, the outstanding balance on these notes was approximately $822,000 and $834,000, respectively.

On July 19, 2021, Company entered into a convertible note payable in the total amount of CHF 3,000,000 with an interest rate of 0.5% and a maturity of September 30, 2023. The note provides the holder with a mandatory conversion requirement in the event of an equity financing greater than CHF 1,000,000. The note is also mandatorily converted in the event certain milestones are achieved related to an R&D collaboration project entered separately none of which have been met as of December 31, 2022. The holder is also entitled to convert the note upon the occurrence of a sale of the Company or at maturity of the note in both cases without a discount. These notes payable are subordinated to the Company’s other unsubordinated debt. As of December 31, 2022 and 2021, the outstanding balance on this note was approximately $3,245,000 and $3,290,000, respectively. Subsequent to December 31, 2022, the maturity date for this note was extended to September 30, 2024.

All outstanding convertible notes as of December 31, 2022 were converted upon the closing of the acquisition of the Company by the Parent. See Note 10.

Note 5 – Commitments and Contingencies

Leases

The Company leases its primary office and lab space at a rate of 5,077 CHF per month. The lease began on February 1, 2012 with an initial period ending on January 31, 2015. This rental agreement can be terminated at the end of March, June and September of a given year with a notice of 12 months. If the Company wishes to terminate the lease without adhering to the agreed dates, it is liable for the rent and the other tenant obligations until the rental is continued, but the latest until the next contractual termination date. If the rental agreement is not terminated in writing by either party after the fixed contract period has expired, while observing the notice period, it will be extended by two years. As of December 31, 2022 the remaining period of the lease is approximately 30 months.

The Company temporarily expanded the above lease to include additional space beginning on January 1, 2020 and ending on April 30, 2021. This space had a month lease payment of 2,843 CHF. The Company appropriately exercised its termination rights for this lease and has no further obligation to the lessor.

The Company adopted ASC Topic 842, “Leases”, on January 1, 2022. ASC 842 establishes principles for recognizing, measuring, presenting, and disclosing leases to ensure that lessees and lessors provide relevant information about their leasing transactions. The Company has adopted ASC 842 using the modified retrospective approach and elected to use the effective method to apply this standard on the effective date to all remaining leases meeting the criteria for recognition. Comparative prior periods are not restated and are presented under ASC 840. In applying the modified retrospective approach, the Company elected the package of practical expedients permitted by ASC 842, which includes:

-	Existing Leases: The Company did not reassess whether existing contracts are or contain leases.

-	Initial Direct Costs: The Company did not reassess initial direct costs for existing leases.

-	Non-lease components: The Company combined lease and non-lease components.

As a result of the adoption of ASC 842, the Company recognized right-of-use asset and lease liability of approximately $250,000 on the balance sheet for its lease that was classified as an operating lease under the previous guidance. The adoption did not have a material impact on the Company’s statement of comprehensive loss or cash flows.

Proteomedix AG

Notes to Financial Statements

Note 5 – Commitments and Contingencies (cont.)

Initially, the Company measure the right of use asset and liability associated with its office lease using the following inputs:

Remaining lease term (in years)	4
Discount rate	0.05%

The Company records rent on straight-line basis over the terms of the underlying lease. Estimated future minimum lease payments under the lease as of December 31, 2022 are as follows:

Year Ending December 31,	Amount
2023	$67,632
2024	67,632
2025	67,632
Total remaining lease payments	202,896
Less: imputed interest	157
Present value of remaining lease payments	$202,739

The rent expense for the years ended December 31, 2022 and 2021 was $65,535 and $68,409 respectively, and was included in ‘general and administrative’ expenses in the accompanying statements of comprehensive loss. The Company paid $65,535 and $68,409 respectively, in lease payments during the years ended December 31, 2022 and 2021 and are included in the Company’s operating cash flows for both periods. The change in lease expense and lease cash payments from period to period is due to changes in exchange rate between USD and CHF as the Company’s minimum monthly lease payments are fixed for the term of the lease.

Switzerland social security obligations

The Company issued certain stock options during periods prior to December 31, 2022. If the recipients exercise these stock options it may result in the recognition of additional social security tax due to the Switzerland taxing authority. Management assessed the likelihood of this liability having been incurred as of December 31, 2022 and 2021 in accordance with ASC 450, Contingencies, and determined the likelihood was reasonably possible. Accordingly, no accrual for this contingent obligation has been recognized in the accompanying financial statements. Additionally, management is unable to estimate an amount or range of amounts related to any amount that may be owed should a recipient exercise a stock option.

Federal COVID-19 assistance

During the year ended December 31, 2021, the Company, as well as many other entities, received payroll assistance from the government of Switzerland as a result of the COVID-19 pandemic. The total amount received by the Company approximated $171,000 and was used to reduce wages and salaries primarily within ‘general and administrative’ and ‘research and development’ expenses in the accompanying statements of comprehensive loss.

Note 6 – Stockholders’ Deficit

Share Capital

The Company has several series of common stock providing the following provisions. In the event of a bankruptcy or liquidation or winding up of the Company, the holders of Series B3 Common Stock will be entitled to receive, in advance of the holders of Series B2 Common Stock, Series B Common Stock and Series A Stock and Ordinary Stock, CHF 65 for each Series B3 Common Share they own.

Proteomedix AG

Notes to Financial Statements

Note 6 – Stockholders’ Deficit (cont.)

Thereafter, the holders of Series B2 Common Stock will be entitled to receive, in advance of the holders of Series B Common Stock and Series A Stock and Ordinary Stock, CHF 60 for each Series B2 Common Share they own.

Thereafter, the holders of Series B Common Stock will be entitled to receive, in advance of the holders of Series A Common Stock and Ordinary Stock, CHF 50 for each Series B Common Share they own.

Thereafter, the holders of Series A Common Stock will be entitled to receive, in advance of the holders of Ordinary Stock, CHF 40 for each Series A Common Share they own.

Thereafter, the other Ordinary Shareholders will be entitled to receive CHF 40 per Ordinary Share they own and then any remaining assets or proceeds will be distributed pro rata among all Shareholders.

If there are insufficient assets or proceeds to pay such amount to the holders of Series B3 Common Stock, the amount available will be paid on a pro rata basis between the holders of the Series B3 Common Stock.

If, after the full payment of Series B3 Shareholders, there are insufficient assets or proceeds to pay such amount to the holders of Series B2 Common Stock, the amount available will be paid on a pro rata basis between the holders of the Series B2 Common Stock.

If, after the full payment of Series B2 Shareholders, there are insufficient assets or proceeds to pay such amount to the holders of Series B Common Stock, the amount available will be paid on a pro rata basis between the holders of the Series B Common Stock.

If, after the full payment of Series B Shareholders, there are insufficient assets or proceeds to pay such amount to the holders of Series A Common Stock, the amount available will be paid on a pro rata basis between the holders of the Series A Common Stock.

The Company and all Shareholders shall use best efforts to ensure that any sale, liquidation, disposal of material assets or the entire Company shall be effectuated so as to be tax efficient, particularly as regards any applicable withholding tax, and fair with regard to the Shareholders.

If in later financing rounds additional preference rights are granted, then the holders of Series A Common Stock, Series B Common Stock and Series B2 Common Stock shall receive mutatis mutandis behind the new shares the same rights (taking into account the respective price).”

The Series B3 Common Stock shall have the same rights and obligations under the Shareholder’s Agreement and the Organizational Rules as the Series B Common Stock and the Series B2 Common Stock, and thus have the same legal status as the Series B Common Stock and the Series B2 Common Stock.

As of December 31, 2022 and 2021 the following number of common stock for each series was outstanding:

Share Class	Stock
Ordinary	100,000
Series A	65,000
Series B	84,200
Series B2	83,334
Series B3	80,038
Total Outstanding stock	412,572

Proteomedix AG

Notes to Financial Statements

Note 6 – Stockholders’ Deficit (cont.)

Stock options

The Company sponsors a stock option plan (the “Plan”) which provides common stock option grants to be granted to certain individuals as determined by the board of directors. All employees and consultants of the Company are eligible to receive awards under the Plan. The terms of each option are determined by the board of directors and are evidenced by a grant notice provided to the grantee after approval by the board of directors. Generally, options issued under the Plan have a term of less than 11 years and provide for a four-year vesting period during which the grantee must remain in the service of the Company. Options are generally granted on either January 1 or July 1 annually and the exercise price is determined at each respective time by the board of directors. Upon exercise by a grantee, the Company issues new shares of common stock from its authorized capital to satisfy the exercise.

The Company has granted various stock options primarily to employees as incentive-based compensation. Stock issued under this plan are measure at fair value using the Black-Scholes option pricing model as further described below. Upon exercise, the Company issues new stock from its authorized capital. The following summarizes activity related to the Company’s stock options for the years ended December 31, 2022 and 2021:

				Weighted
				Average
		Weighted		Remaining
		Average		Contractual
	Number of	Exercise	Intrinsic	Life
	Stock	Price	Value	(in years)
Outstanding as of December 31, 2020	37,573	$4.54	$18.11	5.99
Granted	23,084	1.10	33.14	10
Forfeited / cancelled	(7,792)	1.41	26.50	9.56
Exercised	-	-	-	-
Outstanding as of December 31, 2021	52,865	3.40	24.57	8.60
Granted	-	-	-	-
Forfeited / cancelled	-	-	-	-
Exercised	-	-	-	-
Outstanding as of December 31, 2022	52,865	$3.35	$24.62	7.89
Options vested and exercisable as of December 31, 2022	42,459	$3.52	$34.34	6.52

The fair value of options granted during the years ended December 31, 2022 and 2021 was estimated using the following range of assumptions:

	2022	2021
Exercise price	$1.08 to $27.04	$1.10 to $27.42
Term (years)	3	3
Expected stock price volatility	70%	70%
Risk-free rate of interest	1.15%	-0.73%

The weighted average grant date fair value of stock options granted during the years ended December 31, 2022 and 2021 was $0 and $33.14, respectively. The Company estimates forfeitures based on the historical pattern of forfeitures for grantees and are recognized as they occur. The Company uses the straight-line method of measuring compensation cost related to stock option grants which provides that the grants are measured at fair value on the date of issuance and the related cost is measure over the requisite service period as the options vest with each vesting period being treated as a single grant over which compensation is recognized. As of December 31, 2022, approximately 16,800 options remain unvested having a fair value $940,702 which will be recognized in future periods as the options vest. The aggregate fair value of stock options that vested during the years ended December 31, 2022 and 2021 was approximately $329,000 and $68,000, respectively.

Proteomedix AG

Notes to Financial Statements

Note 6 – Stockholders’ Deficit (cont.)

Accumulated other comprehensive loss

The table below details the components and the Company’s accumulated other comprehensive loss as of December 31, 2022 and 2021.

	Defined
	Benefit	Foreign
	Pension	Currency
	Items	Items	Total
Balance as of December 31, 2020	$-	$1,131	$1,131

Other comprehensive income before reclassifications	562,461	32,837	595,298

Amounts reclassified from accumulated other comprehensive income	(164,752)	-	(164,752)

Net current period other comprehensive income	397,709	32,837	430,546

Balance as of December 31, 2021	397,709	33,968	431,677

Other comprehensive income before reclassifications	475,487	(4,986)	470,501

Amounts reclassified from accumulated other comprehensive income	(295,595)	-	(295,595)

Net current period other comprehensive income	179,892	(4,986)	174,906

Balance as of December 31, 2022	$577,601	$28,982	$606,583

The following tables details the amounts reclassified from other comprehensive loss and the related affected line items within the accompanying statements of comprehensive loss for the years ended December 31, 2022 and 2021.

	2022	2021	Financial statement
Item description	Amount	Amount	line item

Amortization of gains (losses)	$6,303	$-	General and administrative

Settlements	289,292	164,752	General and administrative

	$295,595	$164,752

Proteomedix AG

Notes to Financial Statements

Note 7 – Defined Benefit Pension Plan

The Company sponsors a defined benefit pension plan covering certain eligible employees. The plan provides retirement benefits based on years of service and compensation levels.

The value of the pension obligation is determined using the Projected Unit Credit (PUC) method. This method sees each period of service as giving rise to an additional unit of benefit entitlements/employee benefits. The value of the Company’s employee benefit obligations for active employees, or the Projected Benefit Obligation (PBO), on the reporting date is the same as the present value of the degree of entitlement existing on this date, in terms of future salary and pension increases and turnover rates. The valuation of pension obligations of pensioners is made on the basis of the present value of current pensions taking into account future increases in pensions. The service costs (SC) are calculated using the present value of the entitlements to employee benefits earned during the year for which calculations are made.

The following significant actuarial assumptions were used in calculating the benefit obligation and the net periodic benefit cost as of December 31, 2022 and 2021:

	2022	2021
Discount rate	2.30%	0.35%
Expected long-term rate of return on plan assets	2.30%	0.35%
Rate of compensation increase	3.00%	3.00%

Changes in these assumptions may have a material impact on the plan’s obligations and costs.

The components of net periodic benefit cost for the years ended December 31, 2022 and 2021 are as follows:

	2022	2021
Service cost	$157,225	$218,298
Interest cost	10,737	3,563
Expected return on plan assets	(8,195)	(2,366)
Amortization of net (gain)/loss	(6,303)	-
Settlements (gain)/loss	(289,292)	(164,752)
Total	$(135,828)	$54,743

The components of accumulated comprehensive loss attributable to the Company’s pension plan for the years ended December 31, 2022 and 2021 are as follows:

	2022	2021
Net loss (gain)	$(475,487)	$(562,461)
Amortization of net gain	6,303	-
Effect of settlement	289,292	164,752
Total recorded during the period	(179,892)	(397,709)

Total	$(577,601)	$(397,709)

As of December 31, 2022 and 2021, the funded status of the plan and the amounts recognized in the balance sheets are as follows:

	2022	2021
Projected benefit obligation	$1,981,655	$3,321,683
Fair value of plan assets	1,588,015	2,523,207
Overfunded (underfunded) status	$(393,640)	$(798,476)

Company contributions to the plan during the years ended December 31, 2022 and 2021 amounted to $89,192 and $95,527, respectively.

Proteomedix AG

Notes to Financial Statements

Note 7 – Defined Benefit Pension Plan (cont.)

A reconciliation of the beginning and ending balances of the accumulated benefit obligation is provided in the table below:

As of December 31, 2020	$3,681,625
Service cost	218,298
Interest cost	3,563
Actuarial (gain) loss	(365,169)
Benefits paid	(22,148)
Contributions	1,131,779
Settlements	(1,326,265)
Projected benefit obligation as of December 31, 2021	3,321,683
Actuarial (gain)/loss due to assumption changes	(173,094)
Actuarial (gain)/loss due to plan experience	(192,074)
Accumulated benefit obligation as of December 31, 2021	2,956,515

As of December 31, 2021	3,321,683
Service cost	157,225
Interest cost	10,737
Actuarial (gain) loss	(817,009)
Benefits paid	(20,470)
Contributions	220,604
Settlements	(891,115)
Projected benefit obligation as of December 31, 2022	1,981,655
Actuarial (gain)/loss due to assumption changes	(594,309)
Actuarial (gain)/loss due to plan experience	(222,700)
Accumulated benefit obligation as of December 31, 2022	$1,164,646

A reconciliation of the beginning and ending balances of the plan assets is provided in the table below:

As of December 31, 2020	$2,444,559
Actual return on plan asset	199,755
Contributions paid by employer	95,527
Ordinary contributions paid by employees	95,527
Contributions paid by plan participants	1,036,252
Benefits paid	(22,148)
Settlements	(1,326,265)
As of December 31, 2021	2,523,207
Actual return on plan asset	(333,403)
Contributions paid by employer	89,192
Ordinary contributions paid by employees	89,192
Contributions paid by plan participants	131,412
Benefits paid	(20,470)
Settlements	(891,115)
As of December 31, 2022	$1,588,015

Proteomedix AG

Notes to Financial Statements

Note 7 – Defined Benefit Pension Plan (cont.)

Projected benefit payments for the next five years as of December 31, 2023 are as follows:

Years ending December 31,
2023	$-
2024	-
2025	87,623
2026	88,704
2027	89,786
Thereafter	627,421
Total	$893,534

Note 8 – Related Parties

As described in Note 4, the Company has several borrowings from shareholders and members of its board of directors.

During the years ended December 31, 2022 and 2021, the Company paid approximately $319,000 and $289,000 to entities owned by a member of executive management and two members of the board of directors for professional services. These amounts are included within ‘general and administrative’ expenses in the accompanying statements of comprehensive loss.

Note 9 – Income Taxes

The Company has established deferred tax assets and liabilities for the recognition of future deductions or taxable amounts and operating loss carry forwards. Deferred federal income tax expense or benefit is recognized as a result of the change in the deferred tax asset or liability during the year using the currently enacted tax laws and rates that apply to the period in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amounts that will more likely than not be realized.

During the years ended December 31, 2022 and 2021, a reconciliation of income tax expense at the statutory rate of 24.85% to income tax expense at the Company’s effective tax rate is as follows:

	2022		2021
Income tax benefit at statutory rate	$(507,647)	(24.85)%	$(559,026)	(24.85)%
Temporary differences	-	0%	-	0%
Permanent differences	59,955	2.94%	41,796	1.85%
Valuation allowance	447,692	21.92%	517,230	23.00%
Provision for federal income taxes	$-	0%	$-	0%

At December 31, 2022, the Company had approximately $18,361,000 of unused net operating loss carry forwards for federal purposes which may be carried forward for up to seven years. Unused net operating loss carry forwards may provide future tax benefits, although there can be no assurance that these net operating losses will be realized in the future. The tax benefits of these loss carryforward have been fully offset by a valuation allowance. These losses may be used to offset future taxable income and, if not fully utilized, begin to expire in the year 2023. The Company’s only significant deferred tax assets are those related to its net operating loss carryforwards and pension fund obligations. The Company has no significant deferred tax liabilities as of December 31, 2022 and 2021.

Proteomedix AG

Notes to Financial Statements

Note 9 – Income Taxes (cont.)

The following table details the Company’s net operating loss carry forwards and the related expected expiration dates as of December 31, 2022.

Years ending December 31,
2023	$2,126,000
2024	2,647,000
2025	2,928,000
2026	3,356,000
2027	3,416,000
2028	2,240,000
2029	1,648,000
Total	$18,361,000

The Company’s taxes remain open to review by the relevant taxing authorities generally for five years after the end of the applicable fiscal year end. As of December 31, 2022 the only open year subject to examination by taxing authorities is the year ended December 31, 2022.

Note 10 – Subsequent Events

On December 15, 2023, the Parent and the Company entered into a Share Exchange Agreement which resulted in the Company becoming a wholly owned subsidiary of the Parent.  The consummation of the Share Exchange was subject to customary closing conditions and closed on December 15, 2023.

Concurrently with the closing of the Share Exchange Agreement, all outstanding convertibles notes as of December 31, 2022 were converted into 83,114 common stock of the Company and were then purchased by the Parent.